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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-193977) pertaining to the 2014 Incentive Award Plan of Sizmek Inc. of our report dated March 26, 2015, with respect to the consolidated and combined financial statements filed with the Securities and Exchange Commission of Sizmek Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014 and the effectiveness of internal control over financial reporting.

/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel
March 26, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm